UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2008

Aradigm Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3929 Point Eden Way, Hayward, California		94545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(510) 265-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aradigm Corporation (the "Company") announced today that Nancy Pecota will join the Company as the Company’s new Vice President, Finance, and Chief Financial Officer beginning September 22, 2008. Ms. Pecota will replace Norman Halleen, who has served as interim Chief Financial Officer since July 2, 2007. Mr. Halleen is expected to continue with the Company until September 30, 2008 to facilitate the transition of his duties.

Ms. Pecota, age 48, previously served as Chief Financial Officer of NuGEN Technologies, Inc., a life sciences tools company that provides specialty reagents to pharmaceutical and diagnostics companies, from October 2005 to July 2008. From August 2003 to September 2005, she served as a financial consultant to early- and mid-stage life sciences companies, developing fundable business models and assessing and improving internal financial preparation and reporting processes. Before becoming a consultant, she served as Vice President, Finance and Administration (and prior to that, a Director, Finance and Administration) at Signature BioScience, Inc., a venture-backed biopharmaceutical company, from March 2001 to April 2003; Director, Finance and Accounting for ACLARA BioSciences, Inc., a biotechnology company, from July 1999 to March 2001; and corporate controller for dpiX, Inc., a Xerox Corporation spin-off, from January 1996 to July 1999. She began her career at Westinghouse Electric Corporation from October 1984 to June 1994, where she served first as a financial analyst and later in several management positions. Ms. Pecota holds a Bachelor of Science in Economics from San Jose State University and completed graduate work at the University of California, Los Angeles.

Ms. Pecota’s compensation package includes an annual base salary of $238,000 and she is eligible to earn a target bonus of 40% of her actual earned salary at the end of 2008. The bonus is subject to the discretion of the Board of Directors and is determined based on the Company’s performance of annual business goals. The Company has also agreed to grant Ms. Pecota an incentive stock option to purchase 225,000 shares of the Company’s common stock. Ms. Pecota will also enter into the Company’s standard form of Change of Control Agreement pursuant to which she will be entitled to receive certain severance benefits upon termination of her employment in certain circumstances following a change in control, as detailed therein, and will participate in the Company’s Executive Officer Severance Benefit Plan, which provides for certain severance benefits to executive officers of the Company upon selected involuntary terminations of service, as further described therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aradigm Corporation

September 18, 2008	By:	/s/ D. Jeffery Grimes

Name: D. Jeffery Grimes
Title: Vice President, Legal Affairs, General Counsel and Secretary